Exhibit 10.48
                          NuSTATE ENERGY HOLDINGS, INC.
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March 19, 2008



The Black Diamond Fund, LLLP
155 Revere Dr., Suite 10
Northbrook, IL  60062
Attn: Brandon Goulding

Re: Fittipaldi Logistics, Inc. (the "Company") 16% Secured Promissory Note due February 8, 2008 (the "Note") held by The Black Diamond Fund, LLLP ("BDF")

Dear Brandon:

         This will confirm our understanding regarding the amendment of the Note.

         1. In the 2nd paragraph of page 1 of the Note, effective March 18, 2008 the interest rate shall change from the rate of 16.0% per annum, compounded daily, to the rate of 25% simple interest. From February 8, 2008 through March 17, 2008 the interest rate of the Note shall be 32% simple interest.

         2. The Company shall execute a written order instructing the escrow agent to release one (1) certificate for Five Thousand (5,000) shares of the Company's Series I preferred stock commencing on April 8, 2008 and on the 8th of each month thereafter until such time as the Note and accrued interest thereon have been paid in full

         3. In the 3rd paragraph on page 1 of the Note, the Maturity Date shall be changed to September 18, 2008.

         4. As modified herein, the Note shall remain in full force and effect, and all sums owed thereunder shall remain due and payable.

         In addition, upon mutual execution of this amendment to the Note, BD shall execute a waiver in the form attached hereto.

         If the foregoing accurately reflects your understanding regarding this matter, please indicate your agreement and acceptance by signing in the space provided below and returning an executed copy of this letter to us.

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NuState Energy Holdings, Inc.
March 19, 2008
Page 2 of 2



Sincerely,



By: /s/ Frank P. Reilly
    ---------------------
    Frank P. Reilly
    Chief Executive Officer


AGREED AND ACCEPTED:

The Black Diamond Fund, LLLP



By: /s/ Brandon S. Goulding
    -----------------------
    Brandon S. Goulding, on behalf of
    Philly Financial, its Investment Advisor